As filed with the Securities and Exchange Commission on July 29, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Affiliated Managers Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3218510
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

600 Hale Street, Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Option and Incentive Plan
(Full titles of the plans)

Sean M. Healey
Chief Executive Officer
600 Hale Street
Prides Crossing, Massachusetts 01965

 (Name and address of agent for service)

(617) 747-3300

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Keith F. Higgins, Esq.

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

617-951-7000 (phone)

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000 shares	$102.285	$409,140,000	$47,501.15

(1)         Represents shares of Common Stock issuable pursuant to awards granted under the 2011 Stock Option and Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)         Offering prices of options that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the average high and low prices of the Common Stock as reported by the New York Stock Exchange on July 25, 2011 to be $103.41 and $101.16, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Affiliated Managers Group, Inc. (the “Registrant”) hereby incorporates by reference the documents listed in (a), (b) and (c) below (Commission File No. 001-13459), which have previously been filed with the Securities and Exchange Commission (the “SEC”) (other than, in each case, any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with Exchange Act and applicable SEC rules):

(a)                                 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 1, 2011;

(b)                                 the Registrant’s Current Reports on Form 8-K, filed with the SEC on January 13, 2011, February 1, 2011, April 26, 2011, June 3, 2011, July 6, 2011, July 8, 2011 and July 26, 2011, and the Registrant’s quarterly report on Form 10-Q, filed with the SEC on May 10, 2011; and

(c)                                  the description of the Registrant’s Common Stock, $0.01 par value per share, which is contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the SEC under Section 12 of the Exchange Act, on October 7, 1997, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than, in each case, any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with Exchange Act and applicable SEC rules), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

In accordance with the General Corporation Law, Article VII of Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that no director of Registrant shall be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Article V of Registrant’s Amended and Restated By-Laws provides for indemnification, to the fullest extent authorized by the General Corporation Law (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by Registrant of its directors, officers and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys’ fees, judgments, fines, taxes, penalties and amounts reasonably paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

Registrant also carries standard directors’ and officers’ liability insurance covering its directors and officers.

Registrant has agreed to indemnify the trust’s trustees for, and to hold each trustee harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any such trustee, arising out of or in connection with the acceptance or administration of the trust agreements, including the cost and expenses of any trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the trust agreements.

Registrant has also entered into indemnification agreements with certain of its directors and officers. Such agreements generally provide for indemnification by reason of being a director or officer of Registrant, as the case may be. These agreements are in addition to the indemnification provided by Registrant’s Certificate and By-Laws.

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Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1                               Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-34679) filed with the SEC on October 29, 1997 and incorporated by reference herein).

4.2                               Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-8 (File No. 333-129748) filed with the SEC on November 16, 2005 and incorporated by reference herein).

4.3                               Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed with the Registrant’s definitive proxy statement filed with the SEC on April 28, 2006 and incorporated by reference herein).

4.4                               Second Amended and Restated By-Laws (previously filed as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q filed with the SEC on November 9, 2010 and incorporated by reference herein).

4.5                               2011 Stock Option and Incentive Plan (previously filed with the Registrant’s definitive proxy statement filed with the SEC on April 19, 2011 and incorporated by reference herein).

5.1                               Opinion of Ropes & Gray LLP.

23.1                        Consent of PricewaterhouseCoopers LLP.

23.2                        Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1                        Powers of Attorney (included on the signature page hereto).

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering

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range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Prides Crossing, Massachusetts, on this 29th day of July, 2011.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Sean M. Healey
Name: Sean M. Healey
Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., a Delaware corporation, hereby severally constitute Sean M. Healey, Jay C. Horgen and John Kingston, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, one or more Registration Statements on Form S-8 relating to the Affiliated Managers Group, Inc. 2011 Stock Option and Incentive Plan, and any and all amendments and post-effective amendments to such Registration Statements on Form S-8, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statements on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sean M. Healey	Chief Executive Officer and Chairman of the Board of
Sean M. Healey	Directors (Principal Executive Officer)	July 29, 2011

/s/ Jay C. Horgen	Chief Financial Officer and Treasurer (Principal Financial
Jay C. Horgen	and Principal Accounting Officer)	July 29, 2011

/s/ Samuel T. Byrne
Samuel T. Byrne	Director	July 29, 2011

/s/ Dwight D. Churchill
Dwight D. Churchill	Director	July 29, 2011

/s/ Harold J. Meyerman
Harold J. Meyerman	Director	July 29, 2011

/s/ William J. Nutt
William J. Nutt	Director	July 29, 2011

/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director	July 29, 2011

/s/ Patrick T. Ryan
Patrick T. Ryan	Director	July 29, 2011

/s/ Jide J. Zeitlin
Jide J. Zeitlin	Director	July 29, 2011

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EXHIBIT INDEX

4.1                               Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-34679) filed with the SEC on October 29, 1997 and incorporated by reference herein).

4.2                               Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-8 (File No. 333-129748) filed with the SEC on November 16, 2005 and incorporated by reference herein).

4.3                               Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed with the Registrant’s definitive proxy statement filed with the SEC on April 28, 2006 and incorporated by reference herein).

4.4                               Second Amended and Restated By-Laws (previously filed as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q filed with the SEC on November 9, 2010 and incorporated by reference herein).

4.5                               2011 Stock Option and Incentive Plan (previously filed with the Registrant’s definitive proxy statement filed with the SEC on April 19, 2011 and incorporated by reference herein).

5.1                               Opinion of Ropes & Gray LLP.

23.1                        Consent of PricewaterhouseCoopers LLP.

23.2                        Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1                        Powers of Attorney (included on the signature page in Part II).